                                                      Exhibit No. 11

                                APPLIED BIOSCIENCE INTERNATIONAL INC. AND SUBSIDIARIES
                                           COMPUTATION OF EARNINGS PER SHARE
                                        (in thousands, except per share amounts)


                                                              Three Months Ended              Nine Months Ended
                                                               September 30,                   September 30,
                                                         -------------------------       --------------------------
                                                             1995            1994            1995            1994
                                                         ---------       ---------       ----------       ---------
                                                                (unaudited)                    (unaudited)
Primary earnings per share:
    Income from continuing operations                         $801        $ 1,359            $2,012         $ 3,113
    Loss from continued operations                            -            (2,533)             -             (3,323)
                                                         ---------       ---------       ----------       ---------
    Net income (loss)                                         $801        $(1,174)           $2,012         $  (210)
                                                         =========       =========       ==========       =========

    Weighted average number of shares of
     common outstanding during the period                   28,490          28,470           28,275           28,441
    Common stock equivalents assuming exercise
     of stock options (a)                                      288            -                 255             -
                                                         ---------       ---------       ----------       ----------
    Weighted average common and common
     equivalent shares outstanding                          28,778         28,470            28,533           28,441
                                                         =========       =========       ==========       ==========
    Primary earnings (loss) per common share-
        Continuing operations                                $0.03         $ 0.05             $0.07            $0.11
        Discontinued operations                                -            (0.09)              -              (0.12)
                                                         ---------       ---------       ----------       ----------
        Primary earnings (loss) per share                    $0.03         $(0.04)            $0.07           $(0.01)
                                                         =========       =========       ==========       ==========
Fully diluted earnings per share:
    Income from continuing operations                         $801        $  1,359           $2,012          $ 3,113
    Loss from discontinued operations                          -            (2,533)             -             (3,323)
                                                         ---------       ---------       ----------       ----------
    Net income (loss)                                         $801          (1,174)          $2,012           $ (210)
                                                         =========       =========       ==========       ==========

    Weighted average number of shares of
     common outstanding during the period                   28,490          28,476           28,275           28,454
    Common stock equivalents assuming exercise
     of stock options (a)                                      348            -                 346             -
                                                         ---------       ---------       ----------       ----------
    Weighted average common and common
     equivalent shares outstanding                          28,838          28,476           28,621           28,454
                                                         =========       =========       ==========       ==========

    Fully diluted earnings (loss) per common
     share-
       Continuing operations                                 $0.03          $ 0.05            $0.07            $0.11
       Discontinued operations                                 -             (0.09)             -              (0.12)
                                                         ---------       ---------       ----------       ----------
       Fully diluted earnings (loss) per share               $0.03          $(0.04)           $0.07           $(0.01)
                                                         =========       =========       ==========       ==========


(a) In the calculation of common stock equivalents, stock options are assumed to be exercised at the beginning of the period. The proceeds from the options exercised are assumed to be used to purchase common stock at (i) the average market price during the period for primary earnings per share and (ii) the higher of the average or last market price during the period for fully diluted earnings per share.


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